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                                                                    Exhibit 23.8





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of Telia AB of our report dated 4 March 2002, except for Note 22, as to which the date is 24 April 2002 and for the 11th paragraph of Note 1 and Note 23, as to which the date is 17 September 2002, relating to the consolidated financial statements of Fintur Holdings B.V., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers N.V.

/s/ PricewaterhouseCoopers N.V.

Rotterdam, the Netherlands

September 30, 2002